Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China TransInfo Technology Corp.

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-153153), Form S-8 (No. 333-159777) and Form S-3 (No. 333-162689) of China TransInfo Technology Corp. and subsidiaries of our report dated March 14, 2009, which appears in this annual report on Form 10-K/A for the year ended December 31, 2008.

/s/ Simon & Edward, LLP
SIMON & EDWARD, LLP

City of Industry, California
December 26, 2009